UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2004

MATRITECH, INC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)
1-12128	4-2985132

Commission File Number:	(I.R.S. Employer Identification No.)

330 Nevada Street, Newton, Massachusetts 02460 USA

(Address of Principal Executive Offices)        (Zip Code)
(Registrant’s telephone number, including area code)

(617) 928–0820

ITEM 5.  OTHER EVENTS.

Private Placement. On March 19, 2004, the Registrant closed a private placement of 4,858,887 shares of the Registrant’s common stock and accompanying warrants (the “Investor Warrants”) exercisable for an aggregate of 1,214,725 shares of its common stock at an exercise price of $2.00 per share. The aggregate purchase price for the common stock and the Investor Warrants sold in this transaction (the “Private Placement”) was approximately $6,560,000.

The Registrant also issued warrants to placement agents in connection with the Private Placement (the “Placement Agent Warrants”) exercisable for 434,475 shares of the Registrant’s common stock. The Placement Agent Warrants are immediately exercisable over a five-year term at an exercise price of $2.00 per share.

The Private Placement triggered the anti-dilution provisions in the Registrant’s 7.5% Convertible Debentures due March 31, 2006 (the “Convertible Debentures”) and in the stock purchase warrants (the “March 2003 Warrants”) issued in connection with the Convertible Debentures financing. As a result, the Convertible Debentures are now convertible into an additional 612,944 shares of the Registrant’s common stock, and the March 2003 Warrants may now be exercised at an exercise price of $1.35.

The Registrant received net proceeds of approximately $5.85 million after deducting the estimated expenses and commissions in connection with the Private Placement, including a cash payment of approximately $610,542 to placement agents. Matritech intends to use the net proceeds from this private placement for increasing its marketing and sales efforts and for ongoing in vitro diagnostic development, clinical trials, working capital, capital expenditures and general corporate purposes.

The Registrant has agreed to file a registration statement with the Securities and Exchange Commission covering the resale from time to time of the shares of the Common Stock issued in the Private Placement and upon exercise of the Investor Warrants and Placement Agent Warrants.

A copy of the Securities Purchase Agreement is attached hereto as Exhibit 4.1, a copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and a copy of the Form of Warrant is attached hereto as Exhibit 4.3 and a copy of the press release issued by the Registrant dated March 19, 2004 with respect to the Private Placement is attached hereto as Exhibit 99.1. Each of the foregoing exhibits is incorporated herein by reference. The description of each of the foregoing documents contained in this Current Report on Form 8-K is qualified in its entirety by reference to such documents.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

4.1	Securities Purchase Agreement dated March 19, 2004 between Matritech, Inc. and the Purchasers

4.2	Registration Rights Agreement dated March 19, 2004 between Matritech, Inc. and the Purchasers

4.3	Form of Stock Purchase Warrant to Purchase Shares of Common Stock

99.1	Press Release of Matritech, Inc. dated March 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: March 22, 2004	By: /s/ Stephen D. Chubb Name: Stephen D. Chubb Title: Chief Executive Officer

4

EXHIBITS

4.1	Securities Purchase Agreement dated March 19, 2004 between Matritech, Inc. and the Purchasers

4.2	Registration Rights Agreement dated March 19, 2004 between Matritech, Inc. and the Purchasers

4.3	Form of Stock Purchase Warrant to Purchase Shares of Common Stock

99.1	Press Release of Matritech, Inc. dated March 19, 2004.